Code of Conduct Exhibit 14

||| ii Code of Conduct 1 Letter from Chief Executive Officer 2 The AtriCure Difference 3 Why We Have a Code 4 Our Responsibilities 5 Guidelines for Good Decisions 6 Putting Patients First 6 Meeting Our Commitment to Quality 7 Promoting with Integrity in the Marketplace 8 Using Social Media Responsibly 8 Marketing and Selling to Health Care Providers 9 Protecting Patient Privacy 9 Conflicts of Interest 11 Empowering Our People 11 Speak Up Culture: Raising Concerns and Asking Questions 11 Participating in Investigations 12 How Managers Should Handle Concerns 12 Our Commitment to Non-Retaliation 13 Fostering Collaboration 13 Bullying 14 Creating a Safe Workplace 14 Maintaining Accurate Books and Records 16 Using Assets Wisely 17 Protecting Confidential Information 17 Personal Information 18 How We Protect Confidential Information 18 Cybersecurity 18 Protecting Insider Information 19 Volunteering and Being Politically Active 20 Collaborating with Our Partners 20 Selecting the Right Business Partners 20 Competing Fairly 20 Abusing Market Power 20 Trade Associations 21 Avoiding Bribery and Corruption 22 Working with the Government 22 Who is a Government Official 23 Steering Clear of Kickbacks and Inappropriate Gifts 25 Doing Business Around the Globe 25 Money Laundering 25 Speaking about AtriCure 25 Committing to Sustainability Table of Contents

||| 1 Code of Conduct A Message from Our CEO At AtriCure, we are proud to be part of a remarkable organization—one that is All Ways Innovating to improve the lives of patients affected by atrial fibrillation and post-surgical pain. With this privilege comes great responsibility. Our work impacts patients, health care providers, business partners, colleagues, and communities around the world. We are Mission Driven to do business the right way, every day. Our Code of Conduct serves as a guide to help each of us—employees, officers, and directors—make ethical, responsible decisions in everything we do. It reflects our commitment to integrity, accountability, and trust. This Code is more than a document—it’s a reflection of our values in action. It outlines the standards that help us uphold our reputation, strengthen our culture, and ensure we remain worthy of the trust placed in us. If you have questions, concerns, or are unsure about what’s right, we urge you to speak up. The Global Compliance Department is here to support you, and we do not tolerate retaliation against anyone who raises a concern in good faith. Our reputation for excellence is built one decision at a time. Together, let’s continue to lead with integrity, inspire trust, and uphold the high standards that define AtriCure. Our future is bright—and it depends on all of us. Mike Carrel Chief Executive Officer

||| 2 Code of Conduct The AtriCure Difference Partners Values People Patients We have earned a reputation around the globe as a leading provider of best-in-class solutions for those affected by complex arrhythmias and pain after surgery. People Our people act with unwavering integrity and transparency in all we do. While honoring the dignity of each person, we foster collaboration to achieve excellence across all areas. We sustain a humble culture of gratitude for each other and the good that we can bring to the world. Patients Our primary responsibility is to put patients first. We lead rigorous clinical science to determine the safest, most effective approaches and treatments. Our commitment to education generates consistent, predictable practices and standards of care. We undertake relentless innovation to reveal new ideas that improve the experience of providers and support the care they deliver to each patient. Partners We are committed to delivering the highest quality and most efficient solution to benefit our partners, including care providers, customers and shareholders. We strive to understand their needs and to offer the products, services and business value that meet those needs and work with our suppliers to ensure our ability to deliver. MISSION We are passionately focused on reducing the global Afib epidemic and healing the lives of those affected by complex arrhythmias and pain after surgery. VALUES We work to heal the lives of Patients, empower our People and collaborate with our Partners to reduce the burden of Afib worldwide.

||| 3 Code of Conduct Why We Have a Code At AtriCure, our values are clear: we put patients first, ensure that our culture of integrity, honesty, and transparency inspires all our actions, individually and collectively, and drive relentlessly to innovate. We are overwhelmingly committed to doing the right thing. Each of us who works on behalf of AtriCure makes decisions every day to drive our strategies to help patients live more fulfilling lives. Some of these decisions might be straightforward and clear, but others may not be. It is not always easy to know how to do the right thing in every situation. To help each of us make decisions that benefit our patients, people, and partners, AtriCure has created this Code of Conduct to provide guidance that can help us apply AtriCure’s values consistently in all our interactions, no matter where we do business. We are also responsible for knowing and following the laws, regulations, industry standards, and AtriCure policies that apply to us, including those in our Global Health Care Compliance Manual, and all of our corporate and regional people policies. At times, there might be situations where local requirements differ from our Code. In these cases, we will follow the stricter set of rules. AtriCure’s team of managers, your supervisor, Human Resources (HR), the Legal Affairs Department, and the Global Compliance Department, including our Chief Compliance Officer, are all valuable resources available to you if you have questions about the right course of action.

||| 4 Code of Conduct Our Responsibilities Just as everyone at AtriCure shares the responsibility of making high-quality products that improve patients’ lives, all of us—officers, employees, and directors—have a responsibility to demonstrate integrity in everything we do. This Code applies to all of us, no matter what our role is at AtriCure, and our commitment to doing the right thing. Each of us is responsible for: • Acting always in a professional, honest, and ethical manner • Knowing our responsibilities under the Code as well as our policies, particularly those that relate to our individual responsibilities • Completing required training in a timely manner and keeping up to date on current standards and expectations • Raising concerns about possible violations of laws, regulations, or this Code to either your supervisor or another of the resources identified in this Code • Reporting any investigation, audit, or inquiry (whether by government or a third party) to the Legal Affairs Department, cooperating fully and truthfully, and preserving accurate and complete reports relating to any investigation, audit, or inquiry—as well as for “legal holds,” when information and documents are required to be maintained for legal reasons Additionally, AtriCure’s managers, including all supervisors, have the following additional responsibilities: • Understanding and applying the limits of their authority, and delegating authority only where allowed—and never to anyone they suspect may engage in unethical or unlawful conduct • Ensuring any third parties they work with understand their ethics and compliance obligations under our Code and applicable policies Every relationship, every transaction, every product we make, and every service we provide should reflect our values. Failing to meet our responsibilities can have serious consequences. Depending on local law, this could include disciplinary actions up to termination of employment. We require our business partners to follow AtriCure’s Business Partner Conduct Standards, which lays out our key shared ethical commitments and how we expect companies we work with to conduct business on AtriCure’s behalf. Why We Have a Code (cont.)

||| 5 Code of Conduct Guidelines for Good Decisions Sometimes recognizing the right decision is complex, and this Code cannot anticipate every potential scenario. At times, we will be under pressure or unsure of what to do. When faced with a tough decision, we should gather the available facts, seek advice from the Legal Affairs or Global Compliance Department, and rely on our good judgment and common sense. You should consider these questions: 1. Does your choice reflect AtriCure values? a. Does it prioritize patient care and safety above all other considerations? b. Is it in favor of integrity, honesty, and transparency? c. Does it reflect a commitment to innovation? 2. Is your choice good for AtriCure? a. Is it consistent with applicable laws and regulations, as well as AtriCure policies? b. Is it aligned with our obligations and commitments? c. Does it avoid conduct that could harm or embarrass anyone? 3. Would you be comfortable with your decision if everyone knew about it? a. Are you willing to assume full responsibility for the decision? b. Can you articulate the rationale for your decision? If the answer to these questions is “yes”, the decision is probably a good one. But if the answer to one or more of these questions is “no” or if you are unsure, you should pause, reconsider, and speak to your manager if you need help deciding. Why We Have a Code (cont.)

# Putting Patients First

## Meeting Our Commitment to Quality

In all we do, we act in good faith, responsibly, with due care, competence, and diligence because we know that what we do changes lives. Patients lie at the heart of everything we do—so we always keep their best interests in mind. To help our patients around the world live healthier and more active lives, we are committed to designing, manufacturing, and providing the highest-quality products and services possible.

Quality means consistently satisfying requirements and expectations by delivering products and services of the highest value in a timely manner. AtriCure is proud of the quality of our products and of our actions underlying and surrounding those products. We are committed to exceeding customer and regulatory requirements regarding researching, developing, manufacturing, packing, testing, supplying, and marketing our products.

**To fulfill our promise, we are committed to our Quality Policy, PULSE:**



P
PATIENTS are always first
U
UNWAVERING commitment to quality in everything we do
L
LISTEN to our customers and exceed expectations
S
SATISFY all applicable regulations and standards
E
EXECUTE and maintain an effective Quality Management System
Our Employees Set the PULSE of Quality

In all areas of our business, from product research in our laboratories to delivery of our products, quality improvement is imperative to deliver consistent high-quality products that can treat even the most complex conditions. We also hold our suppliers accountable to ensure the quality of the products and services they provide to us.

## Scenario

**The production associates in my area do not always follow the manufacturing safety procedures. One employee has even developed a shortcut and encourages others to use it. I do not want my co-workers to know that I raised this issue, but I am concerned about the impact on product quality. What should I do?**

It is extremely important to follow the manufacturing safety procedures. Failure to do so could result in an adverse medical impact for our patients, regulatory problems, and other serious issues. Remember that you can always speak to the Human Resources, Legal Affairs, or Global Compliance Departments. You are also welcome to use our online portal at SpeakUp.AtriCure.com to directly share your concern. Your report or inquiry will be kept as confidential as possible.

6 Code of Conduct AtriCure

||| 7 Code of Conduct Putting Patients First (cont.) Promoting with Integrity in the Marketplace Our customers and the patients they serve depend not only on the quality of our products, but also on the quality of the information we provide to the medical community and the public. The information that we provide about our products must be truthful, accurate, substantiated, scientifically rigorous, and consistent with applicable legal and regulatory standards. Promotional communications should describe the products’ uses and include a summary of precautions, warnings, and the effectiveness of the indicated uses. AtriCure releases and distributes promotional materials in accordance with its Commercial Material Review Policy. Because AtriCure’s products are medical devices, we need to be more deliberate about marketing and promotion than most other industries, including when sharing or posting on social media. For more information, see AtriCure’s Promotion of Products – Off-Label Use Policy. Scenario What if a Health Care Provider (HCP) asks me about an unapproved use for an AtriCure product? If you are asked about an unapproved use, refer the HCP to Medical Affairs at MedAffairs@AtriCure.com. You may otherwise only tell the HCP that safety and efficacy for that use have not been established and explain that AtriCure does not promote for unapproved uses.

||| 8 Code of Conduct Using Social Media Responsibly If you communicate about AtriCure or its products through social media, be sure that you are always following all applicable policies, including those relating to confidential information and insider trading. Additionally, keep the following guidelines in mind: • Because you cannot control who views or shares what you post, treat everything on social media as public. Avoid any defamatory, offensive, or derogatory content. • Always act in a professional manner that reflects well on you and AtriCure, and never give the impression that you are speaking on behalf of AtriCure. • Do not make unfounded or unsupported statements or misrepresent any facts. • Do not promote unapproved uses of AtriCure products. • If you choose to share or like official AtriCure material that has been approved through our Commercial Material Review policy, do not add any content. • Sharing, retweeting, reposting, or liking content or a post may be viewed as an endorsement, so do not interact with inappropriate content— especially anything that might be promoting unapproved uses of AtriCure products. Just as we speak truthfully about AtriCure, we speak honestly about our competitors and others in our markets as well. We never insult a competitor or their products, and we never use unethical means to gather information about our competition. Marketing and Selling to Health Care Providers We respect the relationship between patients and their health care providers (HCPs). We know how important it is that medical diagnostic and treatment decisions are always made in the best interest of the patient. We also believe that anyone who pays for health care should get full value for their purchase. We recognize and respect the laws intended to protect against fraud, waste, and abuse in health care. We follow these laws by refraining from offering things of value, such as gifts, entertainment, and recreation which may improperly influence the decisions of HCPs. When HCPs, such as physicians, provide services to AtriCure, we compensate them at fair market value for their work and take all local legal requirements into account. Our decisions to engage HCPs—and any payment for their services—are never intended to influence their purchasing decisions. For additional information about interactions with HCPs, see the Global Health Care Compliance Manual. Speak to your manager or the Global Compliance Department if you have questions about the right way to work with HCPs. Putting Patients First (cont.)

||| 9 Code of Conduct Protecting Patient Privacy We respect each patient’s right to privacy, and we follow the laws and regulations designed to preserve that right. We are privileged to participate in the health care industry alongside HCPs who may have additional and specific obligations under their local laws. Accordingly, we are knowledgeable about and trained in allowable uses of personal health information for purposes of patient treatment. All of us at AtriCure recognize our responsibility to protect the personal health information of patients from inappropriate or unauthorized use or disclosure. We use this information only as needed to do our job, and we never share it with anyone who does not have a bona fide need for it. For more specific guidance about handling patient information, refer to the Global Health Care Compliance Manual. Conflicts of Interest We must always make decisions that are in AtriCure’s best interest, avoiding actions and decisions that create, or even appear to create, a conflict of interest. We should never use our position at AtriCure, or any AtriCure resources, for our personal gain. Each of us is expected to use good judgment and avoid situations that can lead to a conflict of interest, or even the appearance of a conflict of interest. A conflict of interest arises when a competing interest may interfere with our ability to make an objective decision on behalf of AtriCure. Conflicts of interest undermine the trust others place in us and damage our reputation. Conflicts of interest may be actual, potential, or even just a matter of appearance. Since these situations are not always clear-cut, you should disclose any potential conflict of interest to the Global Compliance Department at Compliance@AtriCure.com so that it can be properly evaluated, managed, and documented. It is not possible to identify every potential conflict of interest that could occur, but there are common situations where conflicts typically arise. Being able to recognize a potential conflict of interest can help you avoid one. Types of conflicts of interest include: CORPORATE OPPORTUNITIES Any business opportunity you learn of through your employment belongs to AtriCure first. You should not take that opportunity unless you get written approval from your supervisor, who will first discuss the situation with the Global Compliance Department. RELATIONSHIPS WITH CO-WORKERS We should not supervise our family members or anyone we have a significant relationship with at AtriCure. If you find yourself working with a friend or relative who represents a customer, supplier, or competitor, you should ensure that your judgment is not and does not appear compromised. You can do this by discussing the situation with your supervisor and the Global Compliance Department. They can help determine how to address the conflict, such as having someone else manage that business relationship. Putting Patients First (cont.)

||| 10 Code of Conduct OUTSIDE ENGAGEMENTS In some cases, it may be okay to have a second job. However, we may never work for a competitor, supplier, or customer performing work that competes with AtriCure’s interests. Before you take any role outside AtriCure, as an employee, board member, or consultant, please notify the Global Compliance Department. They will help you determine whether the position creates a conflict. Unless you have approval from the Global Compliance Department, you should not accept a seat on the board of directors or advisory board of any of AtriCure’s competitors, business partners, or customers, especially if your current job gives you the ability to influence AtriCure’s relationship with them. In general, you do not need prior approval to serve on the board of a not-for-profit or community organization—unless it creates a conflict related to the purchase or use of any AtriCure product. PERSONAL INVESTMENTS You should not have a significant investment in one of AtriCure’s competitors, business partners, or customers. “Significant” means that your investment is substantial enough for someone to think that you would act at AtriCure’s expense to benefit your investment. If you are unsure whether there is a conflict, you should ask for additional guidance. The Global Compliance Department can help you determine whether an investment creates a potential conflict. AtriCure’s Conflict of Interest Policy contains additional detail relating to obtaining assistance and navigating these situations. Putting Patients First (cont.) Scenario I want to serve on a board of a company that is in the healthcare industry, but not in an area that overlaps with our business. Is that ok? Possibly. Before doing so, disclose the potential conflict to the Global Compliance Department and include all relevant details. The Global Compliance Department will determine whether it poses a risk of disclosing confidential information and whether it will interfere with your AtriCure responsibilities. If the answer to any of these questions is “yes,” or if you’re not sure, speak to the Global Compliance Department right away. Could my actions look like favoritism or bias? Could I have to choose between a benefit to AtriCure or a benefit to me? Could it appear that my personal interests affect my work decisions? Would my manager wonder if this was a conflict of interest? It is not always easy to know when a situation could create—or appear to create—a conflict of interest. Here are some questions to ask yourself to determine whether you are facing a conflict.

||| 11 Code of Conduct Empowering Our People Speak Up Culture: Raising Concerns and Asking Questions Just as we are committed to improving our products to better serve patients and help them live longer, fuller lives, we all want to protect our culture and make AtriCure a stronger organization. One way that each of us can do this is by speaking up when we have a concern or see something that does not seem right. Whether it is reporting misconduct or asking questions about difficult situations, speaking up about anything that might seem unethical or illegal helps AtriCure address small issues before they become big problems. That way, we can stay focused on our mission of healing the lives of those affected by Afib and pain after surgery. In many cases, your manager might be the best resource to turn to if you have a concern or a question. In addition, the Human Resources, Legal Affairs, and Global Compliance Departments are also willing to assist you. You always have the option of using AtriCure’s Speak Up line available 24 hours a day, seven days a week. If you call by phone (1-888-237-8799 in the United States, 0800 0227528 in the Netherlands or at the number indicated at SpeakUp.AtriCure.com for other international locations), trained specialists from an independent third-party provider will answer your call, document your concern, and forward a written report to AtriCure’s Chief Compliance Officer for further investigation. When you contact the AtriCure Speak Up line, you may choose to remain anonymous, if allowed under your local law. If you use the online portal (SpeakUp.AtriCure.com), you will document your concern yourself, and the written report will be forwarded in the same way. Whether you report anonymously or share your identity, AtriCure will review your information carefully, take it seriously, and handle it appropriately. Our response could include investigation, and where necessary, remediation or corrective actions to address issues, learn from mistakes, and avoid them in the future. After making a report through the Speak Up line, you will receive an identification number so you can follow-up on your concern. Retaining this number and following up is especially important if you have submitted a report anonymously, as AtriCure may need additional information to conduct an effective investigation. This identification number also allows you to track the resolution of your concern. However, AtriCure will not be able to inform you about individual disciplinary actions. Keep in mind that anonymous reporting does not satisfy your duty to disclose your potential involvement in a conflict of interest or in unethical or illegal conduct. Also, nothing in this Code prevents you from reporting potential violations of the law to relevant government officials. Our Code of Ethics for the Chief Executive Officer and Senior Financial Officers contains information on reporting suspected violations related to audit and accounting procedures or related matters. Participating in Investigations At times, you may be asked to take part in an investigation into a concern that has been reported. You should always: • Be truthful and forthcoming. Provide all the information you have about the issue. • Keep it confidential. Do not share anything you learn about the investigation with anyone who does not need to know it, even the person being investigated. • Avoid conducting your own investigation. Let AtriCure’s personnel who are trained investigate the situation; do not try to do it yourself.

||| 12 Code of Conduct Empowering Our People (cont.) How Managers Should Handle Concerns Managers are responsible for creating an open and supportive environment where employees feel comfortable asking questions, raising concerns, and reporting misconduct. When questions and concerns are brought to them, handling these issues appropriately is important in reaching fair resolutions, building trust in AtriCure, and in one another. If you are a manager and you receive a report of an issue, you should: • Listen carefully. Thank the person for speaking up and remember that they have done something difficult and important. • Respond respectfully. Take every concern seriously, even if you disagree. Commit to ensuring the concern is addressed. • Take steps to protect the person’s confidentiality. Avoid discussing the conversation with others who are not involved in resolving it. Share the issue and conversation only on a need-to-know basis. • Do not investigate the issue yourself without first consulting with the Human Resources, Legal Affairs, or Global Compliance Department. Our Commitment to Non-Retaliation Retaliation has no place at AtriCure. AtriCure will protect those who speak up and will not tolerate retaliation against anyone who asks a question, raises a concern, or participates in an investigation in good faith—meaning that you are giving all the information you have, and you believe your report is correct. AtriCure encourages all of us to speak up if we have concerns about potential retaliation in any form. Retaliation is not always as obvious as someone getting fired or not getting a promotion. It can also take more subtle forms, such as leaving someone out of meetings, not sharing information with them, or giving them less- desirable work assignments. It takes courage to step forward and raise a concern, and you can do so with confidence and without fear of retaliation. Scenario I raised an integrity concern to my manager, and I was removed from the project that I was supporting. I think this might be retaliation for raising the concern. What should I do? AtriCure does not tolerate retaliation. If you feel you cannot go to your manager, you can always speak to the Human Resources, Legal Affairs, or Global Compliance Department. You are also welcome to use our online portal at SpeakUp.AtriCure.com to directly share your concern.

||| 13 Code of Conduct Empowering Our People (cont.) Fostering Collaboration We share responsibility for fostering an inclusive and respectful workplace and for treating each other fairly, respectfully, and with honesty. To accomplish this, and to attract and retain talented individuals, we must maintain a supportive, professional, and respectful work environment. AtriCure believes that diversity is an important component of innovation and excellence. Different viewpoints lead to new ideas and better solutions for patients. Each of us has a role to play in creating an inclusive and collaborative work environment. We should all make it a point to seek out new ideas and different voices, no matter what work we do for AtriCure. AtriCure prohibits discrimination based on someone’s age, race, color, religion, sex, sexual orientation, gender identity, national origin, status as a protected veteran or individual with disability, or any other protected class. We are committed to providing a work environment that is free of unlawful discrimination, including harassment such as: • Inappropriate, demeaning, or offensive jokes or comments • Unwanted physical conduct • Threats • Sexually suggestive visual images, statements, or actions Our colleagues, job applicants, and business partners are entitled to respect. We all deserve to be assessed based on our qualifications, demonstrated skills, experience, and achievements. Our managers must foster an environment of integrity, honesty, and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation, or bullying of any kind. This type of behavior is inconsistent with our values and this Code of Conduct and will not be tolerated. For more information, see our Harassment-Free Workplace Policy. Scenario I recently participated in a team meeting where a colleague of mine openly disagreed with me in front of everyone else in the room. They were verbally abusive and yelled at me during the meeting. Should I report their behavior? Yes. AtriCure does not tolerate threatening or abusive behavior of any kind. While AtriCure encourages open dialogue, we should always maintain a constructive work environment. You should report your concerns to the Human Resources, Legal Affairs, or Global Compliance Department. You are also welcome to use our online portal at SpeakUp.AtriCure.com to directly share your concern. Bullying Bullying can have an impact on an individual’s health and affect their ability to do their job. Workplace bullying is characterized by persistent and repeated negative behavior directed at an individual that creates a risk to health and safety. Some behaviors that constitute bullying are: • unfair and excessive criticism • public insults • undervaluing employees’ efforts at work • non-verbal bullying, (e.g., excluding or ignoring someone) Each of us has a right to be treated with dignity and respect and to be fairly compensated for the work we do for AtriCure. That includes everyone who works at AtriCure as well as all third parties with whom we work. We know and follow all labor laws that apply to us everywhere we work and, beyond following the law, we want to do what is right. If you have concerns about working conditions in any aspect of AtriCure’s business, contact Human Resources.

||| 14 Code of Conduct Empowering Our People (cont.) Creating a Safe Workplace AtriCure is committed to providing a safe workplace in every AtriCure facility. To do our best work for AtriCure, and ensure that we meet our commitments to each other, we must never work under the influence of alcohol, illegal drugs, or misuse prescription drugs. If you are taking a prescription medication that might make it difficult for you to do your job safely, discuss it with your manager. There is another important aspect of workplace safety: meeting safety standards and regulations. Many of us work with hazardous chemicals or substances as part of our work, and we must always be sure we are handling them correctly. If you learn of a safety hazard—such as a chemical spill or an issue with equipment—alert your manager immediately. It is never okay to ignore any unsafe practice in our workplace, no matter how minor it might seem. Finally, we must observe the safety, security, and health policies and procedures that apply to our jobs. We should: • Promptly notify a manager or Facilities about any unsafe equipment or any other situation that poses a potential threat to health or safety • Maintain a neat, safe work environment by keeping workstations, aisles, and other spaces free from obstacles, wires, and potential hazards • Participate in crisis and safety drills at our location so we know what to do and can assist others in the event of an emergency • Report unsafe conditions promptly If you have concerns about a safety, health, or environmental hazard or unsafe equipment practices or conditions, promptly report them to your manager or to the Environmental Health and Safety Manager. Maintaining Accurate Books and Records As a public company, AtriCure is committed to producing full, fair, accurate, timely, and understandable public disclosures based on complete and correct information. We recognize that AtriCure’s books and records tell our story. They help us make good business decisions that serve AtriCure, our fellow employees, patients, and our business partners. Records include a variety of materials that we create as part of our work for AtriCure, including: • Expense reports • Timesheets • Invoices • Financial statements • Research data or clinical trial records • Contracts No matter what work we do for AtriCure, the records that we create or work on must always be complete, accurate, and clear. We should never attempt to hide or distort the truth in any records, no matter how minor a record may seem. If you work on AtriCure’s financial disclosures, it is especially important to be sure that they are always fair, truthful, and accurate, and that they meet generally accepted accounting principles. All employees are responsible for maintaining records, whether hard copy or electronic.

||| 15 Code of Conduct Empowering Our People (cont.) At times, we may be contacted about an audit, investigation, or government inquiry. We must always provide accurate and complete information in these situations and never alter any records that relate to an audit or investigation—even if we think we are only correcting an error. Contact the Legal Affairs Department if you have questions about responding to a records request. If you receive a communication from the Securities and Exchange Commission, contact the Chief Financial Officer. Scenario I hosted a business dinner for some employees and HCPs and spent more than the meal spending limit. Can I pay for part of the meal using my personal credit card to offset the overage? No. You may not use your personal credit card to pay for the overage. AtriCure must maintain accurate books and records, and in many countries, there are laws requiring reporting of “transfers of value” to HCPs. You should notify your manager and the Global Compliance Department that you spent more than the meal spending limit and provide a detailed explanation of the issue in your expense report. Under no circumstances should you alter the receipt, add names of attendees who were not present at the dinner to reduce the per person cost, or otherwise provide inaccurate information in connection with the dinner.

||| 16 Code of Conduct Empowering Our People (cont.) Using Assets Wisely We all have a responsibility to use the assets that AtriCure provides to us to work toward our goal of helping patients live better lives—and it is important that we use them wisely to maximize productivity and efficiency as we work towards our mission in alignment with our values. These assets are tangible (e.g., products, equipment, electronic devices, vehicles, work time, funds, and facilities) as well as intangible (e.g., business opportunities for AtriCure, intellectual property, trade secrets, business information, and our reputation). No matter what assets we use to complete our work, our responsibilities are the same: we should use them only as needed for business purposes, and we should never waste or misuse them. In some cases, minor personal use is okay if it does not interfere with our work. We should take extra care to safeguard electronic resources, such as computers, printers, network and internet access, AtriCure-issued phones, and similar devices. We must protect these resources by: • Creating strong passwords • Using only approved software • Keeping laptops and other devices secure • Accessing only approved websites • Never storing or sending material that is inappropriate, obscene, or defamatory • Using resources only for legal purposes Intellectual property is a vital component of AtriCure and includes the patents, trademarks, copyrights, and other intangible assets created during business (e.g., ideas, inventions, process, etc.). All AtriCure employees play an important role in protecting AtriCure’s intellectual property, as contained and described in the employment contract we sign at the time of hire. AtriCure recognizes the value of new technology and innovation. Artificial Intelligence (AI) has become an increasingly useful tool to enhance or assist with work-related activities. Please see our Artificial Intelligence Acceptable Use Guidelines for clarity as to when it is appropriate to use AI tools. Scenario I left my AtriCure laptop at the office, so now I am creating a financial presentation for the Board of Directors on my personal computer and will email it to my work email. This is okay, isn’t it? No. You may not use your personal computer and email to conduct AtriCure business. This includes business- related communications with colleagues, customers or suppliers as well as sending yourself any proprietary or sensitive AtriCure materials.

||| 17 Code of Conduct Empowering Our People (cont.) Protecting Confidential Information AtriCure’s confidential information is one of our most valuable assets. Confidential information is vital for developing devices that meet our stakeholders’ expectations for excellence and innovation. We use AtriCure information to develop and market our products, and it has tremendous value to AtriCure’s success. As such, we each have a responsibility to safeguard this information. Confidential information includes any non-public information we learn about AtriCure and anyone with whom we do business, such as suppliers and customers. That includes: • Information about a company’s financial condition, prospects, or plans • Marketing and sales programs • Research and development information • Knowledge about possible transactions with other companies • Intellectual property, such as patents, trade secrets, trademarks, copyrights, ideas, inventions, and designs • Any information that might be of use to competitors, of interest to the press, or harmful to AtriCure or its customers if it were disclosed We should never share any of this information with anyone who does not need to know it for business reasons, even fellow AtriCure employees. We should avoid discussing confidential information in public where it could be overheard, and we should take care when using our laptop or viewing confidential information in public to be sure it is not visible to passersby. If you have a business need to share confidential information with a third party, reach out to the Legal Affairs Department to discuss the best way to do so. Keep in mind that even if we leave AtriCure to work for another organization, we still have a responsibility to protect AtriCure’s information. It is not okay to share confidential information with a new employer. Likewise, we should never ask or permit new hires to share any confidential information they had obtained at a previous employer. Personal Information Many of us have access to personal data about our colleagues, business partners, customers, and others. While protecting this information is now a legal requirement in many jurisdictions, privacy is also a matter of trust. In handling personal data, we will be deliberate and share information only on a need-to-know basis, thoughtfully, appropriately, and in a manner consistent with applicable privacy policies and notices. Understanding and properly applying the data privacy laws and policies applicable in our roles shows respect for individuals and decreases the risk of compromising personal data.

||| 18 Code of Conduct Empowering Our People (cont.) How We Protect Confidential Information • Only access confidential information on approved devices. • Be aware of your surroundings—do not access confidential information where someone else could see it. • Avoid discussing confidential information in public. • Do not share confidential information with your family, friends, or even co-workers who do not need to know it for purposes of conducting business. Scenario Rebecca, an engineer, receives a telephone call from a university student conducting research in an area which relates to Rebecca’s latest work. Rebecca guesses that the student must know about her project because of what Rebecca posted on a personal social networking internet site. She wants to help the student and is proud of her work. Should Rebecca provide information about her project? No. Rebecca cannot share details of her project with anyone outside of AtriCure if it is non-public, confidential, or proprietary information. Rebecca should use extreme caution when posting AtriCure-related information on her personal social networking page, as this may not be in AtriCure’s best interest. Rebecca should consider whether anything she wants to post is confidential, a trade secret or patentable, and speak to the Intellectual Property Legal team. Competitors regularly search the internet for this type of data and persuade unsuspecting employees into sharing additional information that can be used to piece together a total picture of confidential projects, processes, plans, etc. Cybersecurity We all need to develop and practice good cybersecurity habits as well. Because of the changing nature of the threats, this is an area that develops quickly and changes frequently. Make sure you follow the processes and practices we have in place to protect our networks, computers, programs, and data from attack, damage, and unauthorized access. Be very wary of phishing and other suspicious emails. Do not provide your confidential AtriCure login credentials to anyone, especially to a site outside of AtriCure. Keep up to date on all training and make use of resources that are made available to you. Do not hesitate to reach out to available resources, like the Help Desk, when you have questions or concerns. Protecting Insider Information Many of us have access to insider information—that is, material, non-public information—about AtriCure or entities or individuals with whom we do business. Material information is any information that a reasonable investor would consider important in deciding to buy, sell, hold, or vote securities. For example, this could include: • Results of clinical trials relating to AtriCure’s products or significant actions by regulators such as the FDA • A pending or proposed merger, acquisition, tender offer, or joint venture • Restructuring or changes in senior management • New major contracts, orders, suppliers, customers, or finance sources – or the loss of one • Significant changes or developments in products, research, pricing, or technologies • Significant changes or developments in supplies or inventory, including significant product defects, recalls, or product returns We should never buy or sell stock based on any insider information, even if it is about another company. We should also never pass this information along to anyone else so that they can make stock trades—a practice

||| 19 Code of Conduct Empowering Our People (cont.) sometimes called “tipping”. Keep in mind that information is considered non-public until the stock market has had a chance to fully absorb it, so we must wait three days after material information becomes public before making any stock trades. For more information about insider trading, you can contact the Chief Financial Officer. See the Insider Trading Policy for more information. Volunteering and Being Politically Active At AtriCure, we believe that we can bring good to the world with our spirit of excellence and gratitude. This belief goes beyond the work we do for patients. We strive to have a positive impact on the communities where we live and work. In this spirit, AtriCure encourages us to volunteer for charitable and community organizations. During these activities, we should not do anything that would give the impression that we are representing AtriCure. Likewise, we should not use AtriCure time or resources for our own volunteer or political activities, unless we have permission to do so. We may also choose to become involved in political causes. Just as with charitable activities, we should not give the impression that AtriCure supports the cause, and we should never use AtriCure assets. If you interact with government officials as part of your work for AtriCure, be sure to always keep integrity and transparency in mind. Follow the lobbying laws that apply to your work and always act ethically. Scenario I am the chairperson of a Big Brothers Big Sisters fundraiser. Can I use AtriCure letterhead for the committee’s thank you notes? No. Although we encourage employees to volunteer and or be politically active, in no instance may you use AtriCure resources-including Company time, electronics, supplies, or references for personal use. How can you avoid giving the impression that you represent AtriCure in your personal activities? It might not be as simple as you think. Here are some things to steer clear of: • Using AtriCure resources (such as vehicles or electronic resources) for volunteer or political purposes • Writing letters on AtriCure letterhead or using your AtriCure email • Providing items with the AtriCure brand or logo to the organization you volunteer for, without permission • Using work time for volunteer or political activities without permission In addition, we should ensure that our personal support of any charitable cause is not viewed as support from AtriCure. Any request for a charitable contribution from AtriCure should go through the proper review and approval process. Please contact the Global Compliance Department for more information. We must never make a charitable contribution to gain favor or exert improper influence.

||| 20 Code of Conduct Collaborating with Our Partners Selecting the Right Business Partners Each of us represents AtriCure—and so do our business partners. This includes suppliers, vendors, and anyone else with whom we work. Our business partners must also meet our standards for transparency, integrity, safety, excellence and internationally recognized human rights laws. If you learn that one of our business partners is not living up to these standards, speak to your manager immediately. Competing Fairly We always deal fairly with AtriCure’s suppliers, customers, competitors, and their employees. We do not take advantage of anyone through manipulation, concealment, or abuse of privileged information, misrepresentation of material facts, or any other type of unfair business practice. We also respect our suppliers’ and customers’ confidentiality and privacy. We should use any information about our suppliers, customers, competitors, and employees in an ethical manner consistent with applicable laws, regulations, and our agreements. Under no circumstances should we obtain information through theft, illegal entry, blackmail, electronic eavesdropping, or any sort of misrepresentation. If you have questions or concerns about how any information was obtained, contact the Legal Affairs Department before using it. Abusing Market Power Further, we always compete fairly and follow the local antitrust laws. AtriCure is dedicated to ethical, fair, and vigorous competition. AtriCure is committed to selling products based on their merit, superior quality, and innovative design through the efforts of our personnel and our expertise. We must never make an agreement with a competitor to manipulate the market or agree to take part in any unethical or illegal competitive tactics, such as: • Fixing prices or exchanging information that would facilitate price fixing • Illegally dividing or allocating customers, markets, or territories • Bid-rigging • Limiting the availability of products or services • Refusing to deal or encouraging a boycott of a product or service It is important to understand that agreements with competitors or suppliers do not have to be formal or in writing to violate antitrust laws. Even an informal or unspoken agreement can be a violation of antitrust law. Hence, we need to be careful about how we interact with other companies in our industry in any context. Trade Associations In the MedTech industry, trade associations are an important way that we can share information with colleagues from other companies. However, because trade associations, such as AdvaMed or MedTech Europe, bring competitors in proximity with each other, they can also create the potential for antitrust violations. If you are interacting with competitors at a trade association meeting or a convention, keep the following guidance in mind: • Avoid discussing anti-competitive topics (like AtriCure’s pricing or the supply of AtriCure’s products) in any way. Even casual discussions could seem suspicious to observers. • If someone else brings up an anti-competitive topic in a conversation, it is not enough to just stay silent. Be sure that you voice your objection to the topic and then leave the conversation immediately. • At formal meetings of trade associations, always make sure there is an agenda, and stick to it. If someone starts talking about topics that could violate antitrust laws, you should speak up and object to it. Make sure that your objection is recorded in the meeting minutes and then leave the meeting.

||| 21 Code of Conduct Collaborating with Our Partners (cont.) Antitrust laws are complex, and it is not always easy to know how to follow them. If you have questions about interacting with competitors, do not hesitate to speak to your manager or the Legal Affairs Department. Avoiding Bribery and Corruption We do not engage in corruption or bribery in our business practices or allow any third parties working on AtriCure’s behalf to do so. We prohibit bribes, fraudulent conduct, kickbacks, illegal payments, and any other offer of anything of value that may inappropriately influence anyone we do business with. We never offer or give anything to secure an improper advantage with a government official, HCP, customer, or third party. We succeed by delivering high-quality and efficient solutions to our partners, not through bribery or other forms of corruption. AtriCure believes that bribery can affect HCPs’ decision-making and negatively impact patients. As part of our commitment to helping patients get the best outcome for their health, whether we are working with government or commercial customers, we never offer or accept a bribe of any kind. A bribe does not have to be cash—it could be anything of value, such as: • Gifts, meals, or entertainment • Favors • Offers of employment or internships • Contributions to charitable organizations • Loans or discounts that are not commonly available • Paid vacations or travel Our stance is simple: we steer clear of offering or accepting anything that could even appear to be a bribe or an attempt to influence a business decision. In addition, we cannot hire a third-party agent or entity to do something that we ourselves cannot or would not do. We must never hire a consultant or third-party agent if we have reason to believe they may attempt to engage in bribery or corrupt activities. AtriCure has detailed procedures for engaging sales intermediaries around the world. Please contact the Global Compliance Department for more guidance. It is not always easy to tell when something could be considered a bribe, as the anti-bribery and anti-corruption laws are complex. Speak to either the Legal Affairs Department or the Global Compliance Department if you have any questions before offering or accepting anything questionable. Scenario A representative of a distributor told you that he is arranging a convention at a lavish resort so that customers and their families can convene for a weekend. The representative told you, “I think you will be excited about our increase in sales after the weekend.” Is this, okay? No. An event like this is never allowed, even if it is organized by a third party. Sales intermediaries, distributors, and other third parties that act on behalf of AtriCure may not do anything that we are not allowed to do ourselves. If you hear of one of AtriCure’s third parties doing something that does not meet our standards for integrity, you should reach out for help. You should report your concerns to the Human Resources, Legal Affairs or Global Compliance Department. You are also welcome to use our online portal at SpeakUp.AtriCure.com to directly share your concern.

||| 22 Code of Conduct Working with the Government Many government agencies purchase our products. As with all customers, we should take extra care to act transparently and with integrity when working with the government. We must know and follow all regulations and contractual requirements that apply to us, as there are many important laws that apply to our work with government-funded health care programs, such as the United States False Claims Act, among others. When claims are submitted to the government for reimbursement, all the information in the claim needs to be complete, accurate, and in line with legal requirements. For more information about working with the government, refer to the Global Health Care Compliance Manual. Who is a Government Official? “Government official” is a broad term that refers to any officer or employee of a government or any department or agency, or any person acting in an official capacity. This includes: • Employees and officers of a government or any department or agency • Elected officials • Employees or associates of government-owned or -controlled entities, such as public universities, hospitals, utility companies, or housing authorities • Anyone acting in an official capacity • Royal family members • Political candidates and political party officials • Employees of international organizations like the United Nations In some countries around the world, local governments regulate health systems and play a very active role in health care. In these countries, most health care workers (including physicians, administrators, and other HCPs) who work in state hospitals are considered government officials. If we work with government officials, we must always avoid attempting to influence their decisions or give the appearance that we are doing so. Such behavior violates the Foreign Corrupt Practices Act of the United States and potentially the anti-bribery and anti-corruption laws of other countries as well. If we work with government officials, we must also be on the lookout for requests for facilitation payments. These small payments are intended to facilitate routine government actions, such as obtaining permits or visas. In some places where we work, facilitation payments may be legal under local laws. However, we at AtriCure will never offer a facilitation payment in any situation. Collaborating with Our Partners (cont.)

||| 23 Code of Conduct Steering Clear of Kickbacks and Inappropriate Gifts As employees, we sometimes encounter situations where we are offered kickbacks, inappropriate gifts, or entertainment by a customer, supplier, or other organization with whom AtriCure does business. A kickback can occur in the form of money or providing services or items of value to reward making or fostering a business arrangement. We should never accept anything that is intended to improperly influence a business decision or that could appear to be a kickback. Neither we nor our family members should accept any gift or entertainment unless it meets all the following criteria: Collaborating with Our Partners (cont.) It is infrequent. It is not cash or a cash equivalent. It is a customary business practice. The value is not excessive. It is reasonable to believe it is not a bribe or payoff. It does not violate AtriCure’s Anti-Bribery Anti-Corruption Policy or Global Heath Care Compliance Manual. We should never accept, request, or offer any form of “under-the-table” payment, kickback, bribe, rebate, or other payment. If you are offered an improper payment or gift, report it to your manager immediately. Please refer to our Global Health Care Compliance Manual for more information.

||| 24 Code of Conduct Scenario One of AtriCure’s vendors always sends me a large gift basket of fruit and chocolate during the holiday season to the office. Can I accept this? Because gift baskets tend to be of limited value, and you receive them infrequently, it is unlikely that the gift causes you to feel an obligation or influences your judgment. If it is of limited value and infrequent, it is OK to accept, but should be shared with coworkers. Scenario I am a sales representative working to obtain the business of a prominent surgeon who uses both AtriCure and competitor products. In my conversations with them, I learned that they provide consulting services for our competitor. They offered to switch exclusively to our products if they could perform similar consulting services for AtriCure. Is this acceptable? No. It is never okay to appoint a consultant to gain or retain business. If the surgeon has extensive experience using AtriCure products, they may be evaluated objectively by non-sales personnel for the potential provision of consulting services. Collaborating with Our Partners (cont.)

||| 25 Code of Conduct Doing Business Around the Globe We provide solutions for patients around the world, and we always follow all applicable laws related to global trade so that our products can reach patients who need them. We must follow the import and export laws that apply to our work. It is important to keep in mind that imports and exports do not have to be physical—they can be information or software, for example. In these cases, trade laws still apply. Be sure you have checked the relevant laws before importing or exporting anything. We also comply with laws related to trade sanctions and boycotts. We do not do business with countries or individuals on watch lists, and we never engage in any unsanctioned boycott. Trade laws and sanctions can be complex, so it is important to do proper due diligence on anyone we do business with to be sure we are following the law. If you have questions, speak to the Legal Affairs or Global Compliance Department. Money Laundering During our work for AtriCure, we should be watchful for signs of money laundering. Money laundering is any process designed to make illegal funds seem legitimate. Some common signs of money laundering are: • Overpaying and requesting a partial refund • Breaking one large transaction into smaller ones • Paying in cash • Receiving payments from a third party on someone else’s behalf • Making requests to transfer money to another country If you note potential indications of money laundering, speak to the Legal Affairs or Global Compliance Department promptly. Speaking about AtriCure The information we give the public about AtriCure, and our products should always be accurate and clear. Whether on social media or in any other context, we never give the impression that our views represent the Company unless we are an authorized spokesperson. If you are contacted about your work for AtriCure by a member of the media, refer them to AtriCure’s Chief Marketing and Strategy Officer, or, if you are contacted by an analyst or investor, refer them to the Chief Financial Officer. Committing to Sustainability We strive to minimize our impact on the environment, so that we, patients, and our partners can thrive in the long term. We continually work to establish and refine programs to reduce our resource use, minimize our carbon footprint, and fight climate change. We expect the same commitments from our suppliers and business partners, and we will do our part to ensure that they are doing so. We know that we have a role to play in protecting our planet for future generations, and we are proud to do so. This focus on sustainability and long-term results helps us succeed as a business and as a community. We are always working to ensure that we are meeting the standards set by others in our industry and the global business community. Collaborating with Our Partners (cont.)

||| 26 Code of Conduct Our reputation for excellence is built one decision at a time. Together, let’s continue to lead with integrity, inspire trust, and uphold the high standards that define AtriCure. Our future is bright – and it depends on all of us. Employees located in the United States, note that nothing in this Code of Conduct restricts employees from engaging in activities that are protected under the National Labor Relations Act or similar laws and regulations, such as discussing their own wages or other terms of employment. This Code of Conduct does not constitute an express or implied contract or offer of employment. Nothing in this Code of Conduct shall confer any right with respect to continuation of employment by the Company, nor shall it interfere with any right of Company to terminate employment at any time, with or without cause, where applicable. This Code of Conduct and all or any of its provisions may be modified or revoked without notice. POL-740-500 Version 07 Effective 2025